Exhibit 99.1

First Wave BioPharma Announces Entry into Term Sheet for Business Combination with ImmunogenX Establishing a Leading Late-Stage GI-Focused Biopharmaceutical Company

Phase 3-ready latiglutenase, a targeted oral biotherapeutic for celiac disease, will expand First Wave BioPharma’s late-stage gastrointestinal (GI) disease clinical pipeline

A concurrent institutional investment and a strategic U.S. license agreement with a global pharmaceutical company is anticipated to be completed post-closing

BOCA RATON, FL., December 18, 2023 – First Wave BioPharma, Inc., (NASDAQ: FWBI), (“First Wave BioPharma” or the “Company”), a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases, today announced that the company has signed a non-binding term sheet for a business combination with ImmunogenX, a clinical-stage biotherapeutics company developing Phase 3-ready latiglutenase, a potentially first-in-class, targeted, oral biotherapeutic for celiac disease. Pursuant to the term sheet, First Wave BioPharma will acquire ImmunogenX in an all-stock transaction with the combined company focused on advancing a GI pipeline comprised of multiple late-stage clinical assets, including latiglutenase and capeserod, which First Wave BioPharma recently in-licensed from Sanofi. Following consummation of the transaction, First Wave BioPharma will continue to trade on Nasdaq under the ticker symbol “FWBI”. The transaction, which has been approved by the Boards of Directors of both companies, is subject to the negotiation and execution of definitive documentation, approval of the stockholders of both First Wave BioPharma and ImmunogenX and other customary closing conditions and is expected to close in the first half of 2024.

Following the closing, James Sapirstein will continue to serve as Chairman and Chief Executive Officer of First Wave BioPharma with Jack Syage, Ph.D., Chief Executive Officer and Co-Founder of ImmunogenX, assuming the role of President and Chief Operating Officer. Operational and financial leadership positions will be comprised of current First Wave BioPharma executives, while clinical, regulatory affairs, and scientific positions will be led by executives of ImmunogenX. First Wave BioPharma anticipates a significant non-dilutive financial investment from a strategic global pharmaceutical company for commercial rights to latiglutenase in the United States, in addition to financing commitments from several institutional investors to fund development, will be completed post-closing.

“A business combination with ImmunogenX will be a transformational event for First Wave as it will provide our company with a Phase 3-ready asset, latiglutenase, and scientific, medical, and regulatory experts from ImmunogenX, led by Dr. Jack Syage and by Professor Chaitan Khosla, who completed the seminal work leading to the discovery of latiglutenase at his laboratory at Stanford University,” stated Mr. Sapirstein. “Latiglutenase has the potential to be a first-to-market treatment for celiac disease, a GI-disorder that impacts approximately three million people in the U.S. and for which no approved pharmacologic treatment currently exists. Upon the closing of the business combination and concurrent financing and licensing transaction, we plan to immediately advance the regulatory, manufacturing, and clinical processes that would enable the initiation of the pivotal Phase 3 clinical trials of latiglutenase by the second half of 2024. This trajectory could enable latiglutenase to enter the multibillion-dollar celiac disease market by 2027.”

Latiglutenase is an orally administered mixture of two minimally systemically absorbed gluten-specific recombinant proteases being developed as an oral biotherapeutic for celiac disease. In Phase 2a and 2b clinical trials, latiglutenase was shown to mitigate gluten-induced intestinal mucosal injury as well as reduce the severity and frequency of symptoms in celiac disease patients. The Phase 3 clinical development plan for latiglutenase has been reviewed by the GI Division of the U.S. Food and Drug Administration (FDA) at the End of Phase 2 meeting with an agreed plan forward, with initiation of the Phase 3 trials expected in the second half of 2024.

Celiac disease is a chronic, hereditary autoimmune and inflammatory disease triggered by gluten consumption. Celiac disease is characterized by damage to the lining of the small intestine, causing malabsorption, gastrointestinal dysfunction and debilitating symptoms. Over the course of a lifetime, untreated or poorly managed celiac disease is often associated with deteriorating general health, multiple serious intestinal and extra-intestinal medical complications, and increased morbidity and mortality. Celiac disease is a global disease and affects approximately 1% of the population worldwide and is increasing in prevalence with improved diagnostic tools and improved awareness.

“We are excited to align with First Wave BioPharma and join in the Company’s mission to be a leading developer of non-systemic therapeutics to treat GI diseases and bring relief to patients living daily with the often painful, dangerous, and discomforting symptoms inherent to such diseases, including celiac disease,” stated Dr. Syage. “Data from our Phase 2 program investigating latiglutenase suggest the drug is well-tolerated and can degrade key gluten proteins, which are known to cause gluten-induced intestinal mucosal injury and trigger the symptoms of celiac disease. This merger transaction with First Wave will bring vital backing to drive the latiglutenase program, for which we have garnered significant support from the NIH, including grant funding, and encouragement from the FDA.”

Tungsten Advisors is serving as the exclusive financial advisor to First Wave BioPharma.

About First Wave BioPharma, Inc.

First Wave BioPharma is a clinical-stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases. The Company is currently advancing a therapeutic development pipeline with multiple late-stage clinical programs built around three proprietary technologies – the biologic adrulipase, a recombinant lipase enzyme designed to enable the digestion of fats and other nutrients in cystic fibrosis and chronic pancreatitis patients with exocrine pancreatic insufficiency; capeserod, a selective 5-HT4 receptor partial agonist which First Wave will pursue for gastrointestinal (GI) indications; and niclosamide, an oral small molecule with anti-inflammatory properties for patients with inflammatory bowel diseases such as ulcerative colitis and Crohn’s disease. First Wave BioPharma is headquartered in Boca Raton, Florida. For more information visit www.firstwavebio.com.

About ImmunogenX, Inc.

ImmunogenX, Inc. is a clinical-stage biopharmaceutical company founded in 2013 and is supported by a team of world-renowned clinicians, scientists, and advisors in celiac disease research. The company is developing latiglutenase (IMGX003) for celiac disease therapy. ImmunogenX is also developing a diagnostic tool for celiac disease management (CypCelTM) as a minimally-invasive monitor of villus health to follow the state of recovery of a celiac patient adhering to a gluten-free diet or other treatment. For more information visit www.immunogenx.com.

About Tungsten Advisors

Tungsten Advisors (www.tungstenadv.com) is an investment banking firm focused on strategic advisory and corporate finance for healthcare and technology companies. Tungsten provides transactional services including financings (private placements/PIPEs), corporate licensing and mergers and acquisitions (M&A). Tungsten also focuses on company incubation and makes direct investments alongside the creation of new companies in healthcare and technology.

Securities offered through Finalis Securities LLC Member FINRA/SIPC. Tungsten Partners LLC d/b/a Tungsten Advisors and Finalis Securities LLC are separate, unaffiliated entities.

Forward-Looking Statements

This press release may contain certain statements relating to future results which are forward-looking statements. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, depending on factors including whether the transaction with ImmunogenX and any concurrent financing or licensing transaction may be completed with different terms, in an untimely manner, or not at all; whether the Company will be able to realize the benefits of the proposed transactions described herein; the Company’s ability to integrate the assets and commercial operations contemplated to be acquired from ImmunogenX into the Company’s business; whether results obtained in preclinical and nonclinical studies and clinical trials will be indicative of results obtained in future clinical trials; whether preliminary or interim results from a clinical trial will be indicative of the final results of the trial; whether the Company will be able to maintain compliance with Nasdaq’s continued listing criteria and the effect of a delisting from Nasdaq on the market for the Company’s securities; the size of the potential markets for the Company’s drug candidates and its ability to service those markets; the effects of the First Wave Bio, Inc. acquisition, the related settlement and their effect on the Company’s business, operating results and financial prospects; and the Company’s current and future capital requirements and its ability to raise additional funds to satisfy its capital needs. Additional information concerning the Company and its business, including a discussion of factors that could materially affect the Company’s financial results are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under the heading “Risk Factors,” as well as the Company’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For more information:

First Wave BioPharma, Inc.

777 Yamato Road, Suite 502

Boca Raton, FL 33431

Phone: (561) 589-7020

info@firstwavebio.com

Media contact:

Tiberend Strategic Advisors, Inc.

David Schemelia

(609) 468-9325

dschemelia@tiberend.com